As filed with the Securities and Exchange Commission on December 23, 2011

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                     December 21, 2011

     W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                (203) 629-3000

   Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, the Compensation Committee of the Board of Directors of W. R. Berkley Corporation (the “Company”) approved an amendment and restatement of the Supplemental Benefits Agreement (the “SBA”) between the Company and William R. Berkley (the Company’s Chairman of the Board and Chief Executive Officer), dated as of August 19, 2004, and thereafter amended and restated effective as each of December 17, 2007 and December 12, 2008.  The SBA as amended and restated effective as of January 1, 2012: (i) changes the benefit calculation date to January 1, 2012 and prevents the future accrual of additional retirement benefits thereunder; and (ii) allows changes in the payment of retirement benefits under the SBA as provided by Section 409A of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:  /s/      Eugene G. Ballard
Name:  Eugene G. Ballard
Title:    Senior Vice President -
                     Chief Financial Officer

Date:  December 23, 2011